UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2007

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 30, 2007, shareholders of First Data Corporation (the "Company") approved amendments to the Company's 2002 Long-Term Inventive Plan ("LTIP") pursuant to which the Company's Compensation Committee may award stock options, stock appreciation rights, restricted stock awards and restricted stock units to key employees of the Company. The amendments: (i) change the option grant price from the average of the high and low price of the Company's stock on the grant date to the closing price of the Company's stock on the grant date; (ii) provide a 30-day exercise period following a voluntary termination of employment; and (iii) provide that any vested options and stock appreciation rights are deemed exercised immediately prior to their exercise deadlines. The LTIP, as amended, was filed as Exhibit C to the Company's Definitive Proxy Statement dated April 17, 2007 and is incorporated herein by reference as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number        Description of Exhibit
10.1                           First Data Corporation 2002 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit C of the
                                  Company's Definitive Proxy Statement dated April 17, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: June 01, 2007	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary